UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2025

Aureus Greenway Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-42507	99-0418678
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2995 Remington Boulevard Kissimmee, Florida	34744
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 344 4004

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AGH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item. 1.01 Entry into a Material Definitive Agreement.

On February 11, 2025, Aureus Greenway Holdings Inc., a Nevada corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with selling stockholders of the Company, and Dominari Securities LLC, as representatives of the underwriters listed on Schedule A thereto (the “Representative”) pursuant to which the Company and the selling stockholders agreed to sell to the Underwriters in a firm commitment underwritten public offering (the “Offering”) of an aggregate of 3,000,000 and 750,000 shares of common stock (the “Shares”), par value $0.001 per share, of the Company (the “Common Stock”), respectively at an offering price of $4.00 per share, (the “Public Offering Price”).

Pursuant to the Underwriting Agreement, in exchange for the Representative’s firm commitment to purchase the Shares, the Company agreed to sell the Shares to the Representative at a purchase price of $3.72 (93% of the Offering Price). The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The shares of Common Stock were offered pursuant to a registration statement on Form S-1 (File No. 333- 280340) (the “S-1”) relating to the Offering, which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on November 12, 2024. The Company filed post-effective amendments Nos. 1, 2, 3, 4, and 5 to the S-1 on December 19, 2024, January 3, 2025, January 3, 2025, January 10, 2025 and January 13, 2025 respectively; the post-effective amendment No.5 was declared effective on a post-effective basis by the SEC on February 10, 2025.

On February 13, 2025, the Company and the selling stockholders closed their Offering of 3,750,000 shares of Common Stock, for gross proceeds of $15 million. The shares of Common Stock were priced at $4.00 per share, and the Offering was conducted on a firm commitment basis. The Company will not receive any proceeds from sale of the shares of Common Stock sold by the selling stockholders.

The final prospectus relating to the Offering was filed with the SEC on February 11, 2025.

The common stock of the Company was approved to list on the Nasdaq Capital Market under the symbol “AGH” and began trading on February 12, 2025.

This report does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 7.01 Regulation FD Disclosure.

On February 11, 2025, the Company issued a press release announcing that it had priced the underwritten public offering described in Item 1.01 of this Current Report on Form 8-K and a press release on February 13, 2025 announcing the closing of the Offering. The press releases are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibits 99.1 and 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed to be incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
1.1*	Underwriting Agreement dated February 11, 2025, by and among Aureus Greenway Holdings Inc., the Selling Stockholders, and Dominari Securities LLC
99.1**	Press Release of the Company dated as of February 11, 2025
99.2**	Press Release of the Company dated as of February 13, 2025
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

*	Filed herewith.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2025

Aureus Greenway Holdings Inc.

By:	/s/ ChiPing Cheung
Name:	ChiPing Cheung
Title:	Chief Executive Officer, President and Director